Exhibit 21

SUBSIDIARIES OF FORD MOTOR COMPANY AS OF FEBRUARY 20, 2009*

ORGANIZATION	JURISDICTION
3000 Schaefer Road Company	Michigan, U.S.A.
AutoAlliance International, Inc.	Delaware, U.S.A.
Ford Capital B.V.	The Netherlands
Ford Motor Company (Belgium) N.V.	Belgium
Ford Motor Company A/S	Denmark
Ford Nederland B.V.	The Netherlands
Ford Polska Sp. z.o.o.	Poland
Ford Espana S.L.	Spain
Ford Italia S.p.A.	Italy
Groupe FMC France SAS	France
FMC Automobiles SAS	France
Ford European Holdings LLC	Delaware, U.S.A.
Ford Deutschland Holding GmbH	Germany
Ford-Werke GmbH	Germany
Ford Motor Company (Austria) GmbH	Austria
Volvo Car Germany GmbH	Germany
Ford Lusitana S.A.	Portugal
Ford Global Technologies, LLC	Delaware, U.S.A.
Ford Motor Company Brasil Ltda.	Brazil
Ford Holdings LLC	Delaware, U.S.A.
Ford Motor Credit Company LLC	Delaware, U.S.A.
CAB East Holdings, LLC	Delaware, U.S.A.
CAB East LLC	Delaware, U.S.A.
CAB West Holdings Corporation	Delaware, U.S.A.
CAB West LLC	Delaware, U.S.A.
FCA Holdings Inc.	Delaware, U.S.A.
FCA Holdings Limited	Australia
FCALM Holdings Corporation	Delaware, U.S.A.
FCALM, LLC	Delaware, U.S.A.
Ford Credit Auto Lease Two LLC	Delaware, U.S.A.
Ford Credit Auto Lease Trust 2007-2	Delaware, U.S.A.
Ford Credit Auto Lease Trust 2007-3	Delaware, U.S.A.
Ford Credit Auto Lease Trust 2008-2	Delaware, U.S.A.
Ford Credit Auto Receivables Three, LLC	Delaware, U.S.A.
FCAR Owner Trust	Delaware, U.S.A.
Ford Credit Auto Receivables Two LLC	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2006-B	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2006-C	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2007-A	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2007-B	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2008-A	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2008-C	Delaware, U.S.A.
Ford Credit CP Auto Receivables LLC	Delaware, U.S.A.
Ford Credit International, Inc.	Delaware, U.S.A.
FCE Bank plc	England
Globaldrive (Italy) IV S.r.L.	Italy
Globaldrive Dealer Floorplan BV	The Netherlands
Globaldrive Spain VFN 1	The Netherlands
Globaldrive UK Dealer Floorplan Funding I Limited	Jersey
Ford Credit Canada Limited	Canada
Canadian Road Leasing Company	Canada
Ford Auto Securitization Trust 2007-L1	Canada
Ford Credit de Mexico S.A. de C.V.	Mexico

SUBSIDIARIES (Continued)
ORGANIZATION	JURISDICTION
Ford Holdings LLC (continued)
Ford Motor Credit Company LLC (continued)
Ford Credit Floorplan Corporation	Delaware, U.S.A.
Ford Credit Floorplan, LLC	Delaware, U.S.A.
Ford Credit Floorplan Master Owner Trust A	Delaware, U.S.A.
Ford Motor Land Development Corporation	Delaware, U.S.A.
Ford India Private Limited	India
Ford International Capital LLC	Delaware, U.S.A.
Ford Automotive Holdings	England
Blue Oval Holdings	England
Ford International Liquidity Management Limited	England
Ford Motor Company Limited	England
Ford Retail Group Limited	England
Henry Ford & Son Limited	Ireland
Ford Mexico Holdings, Inc.	Delaware, U.S.A.
Grupo Ford S. de R.L. de C.V.	Mexico
Ford Motor Company, S.A. de C.V.	Mexico
Ford Motor Company (Switzerland) S.A.	Switzerland
Ford Motor Company Capital Trust II	Delaware, U.S.A.
Ford Motor Company of Canada, Limited	Ontario, Canada
FLH Holding, Inc.	Ontario, Canada
Ford Lio Ho Motor Company Ltd.	Taiwan
Ford Motor Company of Australia Limited	Australia
Ford Motor Company of Southern Africa (Pty) Limited	South Africa
Ford Motor Company s.r.o.	Czech Republic
Ford Motor Company ZAO	Russia
Ford Motor Service Company	Michigan, U.S.A.
Gentle Winds Reinsurance, Ltd.	Cayman Islands
Ford Otomotiv Sanayi Anonim Sirketi	Turkey
Ford South America Holdings, LLC	Delaware, U.S.A.
Ford Argentina S.C.A.	Argentina
Ford Super Enhanced Investment Partnership	Michigan, U.S.A.
Ford Trading Company, LLC	Delaware, U.S.A.
Ford Motor de Venezuela, S.A.	Venezuela
Ford - UAW Holdings LLC	Delaware, U.S.A.
Volvo Holding Company Inc.	Delaware, U.S.A.
Ford VHC AB	Sweden
Volvo Personvagnar Holding AB	Sweden
Volvo Personvagnar AB	Sweden
SNEBE Holding B.V.	The Netherlands
Volvo Cars NV	Belgium
Volvo Auto Italia SpA	Italy
Volvo Car UK Limited	England
Volvo Personbilar Sverige Aktiebolag	Sweden
Volvo Personvagnar Norden Aktiebolag	Sweden
Volvo Bil i Göteborg AB	Sweden
Transcon Insurance Limited	Bermuda
Volvo Cars of North America, LLC	Delaware, U.S.A.

285 Other U.S. Subsidiaries
307 Other Non-U.S. Subsidiaries
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* Subsidiaries are not shown by name in the above list if, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.